Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Dryden Short-Term Bond Fund, Inc. – Dryden Short-Term Corporate Bond Fund:

We consent to the incorporation by reference, in this registration statement, of our report dated February 28, 2006 on the statement of assets and liabilities of Dryden Short-Term Bond Fund, Inc. – Dryden Short-Term Corporate Bond Fund (hereafter referred to as the “Fund”), including the portfolio of investments, as of December 31, 2005, and the related statement of operations for the year then ended, and the statements of changes in net assets and financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights” in the Prospectus and “Other Service Providers” and "Financial Statements" in the Statement of Additional Information.

KPMG LLP

New York, New York

April 24, 2006

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Dryden Short-Term Bond Fund, Inc. – Dryden Ultra Short Bond Fund:

We consent to the incorporation by reference, in this registration statement, of our report dated February 27, 2006 on the statement of assets and liabilities of Dryden Short-Term Bond Fund, Inc. – Dryden Ultra Short Bond Fund (hereafter referred to as the “Fund”), including the portfolio of investments, as of December 31, 2005, and the related statement of operations for the year then ended, and the statements of changes in net assets and financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights” in the Prospectus and “Other Service Providers” and "Financial Statements" in the Statement of Additional Information.

KPMG LLP

New York, New York

April 24, 2006